                                                                    EXHIBIT 10.8

================================================================================

                                 LOAN AGREEMENT

                                      among

                        THE GOOD GUYS - CALIFORNIA, INC.,

                                   as Borrower

                            THE LENDERS NAMED HEREIN

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                    as Agent



                               September 29, 1997








================================================================================

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
SECTION 1.    DEFINITIONS........................................................................1

SECTION 2.    CREDIT FACILITIES..................................................................9
                   2.1    Line of Credit.........................................................9
                   2.2    Letters of Credit......................................................9
                   2.3    Availability Reserves.................................................10
                   2.4    Notice of Borrowing...................................................10
                   2.5    Interest/Fees.........................................................11
                   2.6    Conversion of Interest Options........................................12
                   2.7    Other Payment Terms...................................................13
                   2.8    Intentionally Omitted.................................................14
                   2.9    Funding...............................................................14
                   2.10   Pro Rata Treatment....................................................14
                   2.11   Change of Circumstances...............................................15
                   2.12   Taxes on Payments.....................................................16
                   2.13   Funding Loss Indemnification..........................................17
                   2.14   Authorized Representatives............................................17
                   2.15   Guaranties............................................................18

SECTION 3.    CONDITIONS PRECEDENT..............................................................18
                   3.1    Initial Credit........................................................18
                   3.2    Subsequent Credit.....................................................20

SECTION 4.    GRANT OF SECURITY INTEREST........................................................20

SECTION 5.    COLLECTION AND ADMINISTRATION.....................................................20
                   5.1    Cash Collateral Account...............................................20
                   5.2    Statements............................................................21
                   5.3    Payments..............................................................21
                   5.4    Use of Proceeds.......................................................21

SECTION 6.    REPRESENTATIONS AND WARRANTIES....................................................22
                   6.1    Legal Status..........................................................22
                   6.2    Authorization and Validity............................................22
                   6.3    No Violation..........................................................22
                   6.4    No Claims.............................................................22
                   6.5    Correctness of Financial Statement....................................22
                   6.6    Income Tax Returns....................................................23
                   6.7    No Subordination......................................................23
                   6.8    Permits, Franchises...................................................23
                   6.9    ERISA.................................................................23
                   6.10   Other Obligations.....................................................23
                   6.11   Environmental Matters.................................................23
                   6.12   Subsidiaries..........................................................23
                   6.13   Truth, Accuracy of Information........................................23

SECTION 7.    AFFIRMATIVE COVENANTS.............................................................24
                   7.1    Punctual Payments.....................................................24
                   7.2    Records and Premises..................................................24
                   7.3    Collateral Reporting..................................................24

                   7.4    Financial Statements..................................................25
                   7.5    Compliance............................................................26
                   7.6    Insurance.............................................................26
                   7.7    Facilities............................................................26
                   7.8    Taxes and Other Liabilities...........................................26
                   7.9    Litigation............................................................26
                   7.10   Financial Condition...................................................26
                   7.11   Notice to Agent.......................................................26
                   7.12   Further Assurances....................................................26
                   7.13   Syndication Efforts...................................................27
                   7.14   Other Documents.......................................................27
                   7.15   Projections...........................................................27

SECTION 8.    NEGATIVE COVENANTS................................................................27
                   8.1    Other Indebtedness....................................................28
                   8.2    Merger, Consolidation, Transfer of Assets.............................28
                   8.3    Guaranties............................................................28
                   8.4    Loans, Advances, Investments..........................................28
                   8.5    Dividends, Distributions..............................................28
                   8.6    Pledge of Assets......................................................28
                   8.7    New Collateral Location...............................................28
                   8.8    Change Fiscal Year....................................................28

SECTION 9.    EVENTS OF DEFAULT.................................................................28
                   9.1    Events of Default.....................................................28
                   9.2    Remedies..............................................................30

SECTION 10.   THE AGENT.........................................................................30
                   10.1   Authorization And Action..............................................30
                   10.2   Reliance by the Agent.................................................31
                   10.3   Defaults..............................................................31
                   10.4   Indemnification.......................................................31
                   10.5   Non-Reliance on Agent.................................................31
                   10.6   Successor Agent.......................................................32
                   10.7   Execution of Loan Documents...........................................32
                   10.8   Agent in its Individual Capacity......................................32

SECTION 11.   TERM OF AGREEMENT AND MISCELLANEOUS...............................................32
                   11.1   Term..................................................................32
                   11.2   Notices...............................................................33
                   11.3   Costs, Expenses and Attorneys' Fees...................................34
                   11.4   Indemnification.......................................................34
                   11.5   Waivers, Amendments...................................................35
                   11.6   Successors and Assigns................................................35
                   11.7   Setoff................................................................38
                   11.8   No Waiver; Cumulative Remedies........................................38
                   11.9   Entire Agreement; Conflicts; Amendment................................38
                   11.10  No Third Party Beneficiaries..........................................38
                   11.11  Time..................................................................38
                   11.12  Severability of Provisions............................................38
                   11.13  Governing Law.........................................................39
                   11.14  Sale/Leasebacks - Release of Collateral...............................39
                   11.15  Arbitration...........................................................39
                   11.16  Counterparts..........................................................41

EXHIBITS

A  -    Information Certificate
B  -    Line of Credit Note
C  -    Notice of Borrowing
D  -    Notice of Conversion or Continuation
E  -    Notice of Authorized Representative
F  -    Assignment Agreement


SCHEDULES

I   -   Lenders
II  -   Permitted Liens
III -   Collateral Locations

                                 LOAN AGREEMENT


        This Loan Agreement is entered into as of September 29, 1997, by and among THE GOOD GUYS - CALIFORNIA, INC., a California corporation ("Borrower"), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended from time to time (collectively, the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), as agent for the Lenders (in such capacity, the "Agent").



                              W I T N E S S E T H:


        WHEREAS, Borrower has requested that the Lenders enter into certain financing arrangements with Borrower pursuant to which the Lenders may make loans and provide other financial accommodations to Borrower; and

        WHEREAS, the Lenders and the Agent are willing to make such loans and provide such other financial accommodations on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.       DEFINITIONS

        All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. Any accounting term used herein unless otherwise defined or set forth in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

        1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

        1.2 "Agent's Fee Letter" means that certain letter dated as of September 29, 1997 from the Agent to Borrower.

        1.3 "Agent's Office" means (a) initially, the Agent's office designated as such in Schedule I hereto, and (b) subsequently, such other office designated as such in writing by the Agent to the Lenders and Borrower.

        1.4 "Agreement" means this Loan Agreement as amended, modified or supplemented from time to time.

        1.5 "Annualized EBITDA" means, as of the last day of each fiscal quarter of Borrower, EBITDA for the fiscal period consisting of that fiscal quarter and the three immediately preceding fiscal quarters.

        1.6 "Applicable Lending Office" means, with respect to each Lender, (a) initially, its office designated as such in Schedule I hereto, and (b) subsequently, such other office or offices designated as such in writing by such Lender to the Agent.

        1.7 "Applicable LIBOR Margin" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

                      Applicable
                     Pricing Level                        Margin
                     -------------                        ------
                           I                              200.00
                           II                             225.00
                           III                            250.00
                           IV                             300.00

        1.8 "Applicable Maximum Amount" means (a), during the months of October, November and December, the amount of $75,000,000, and (b), during all other months, the amount of $50,000,000.

        1.9 "Applicable Pricing Level" means (a), for the Initial Pricing Period, Pricing Level II and (b), for each subsequent Pricing Period, the pricing level set forth below opposite Borrower's Annualized EBITDA as of the last day of the fiscal quarter most recently ended prior to the commencement of that Pricing Period, as reported in the quarterly financial statements of Borrower provided to Agent pursuant to Section 7.4(b) hereof for the first three
(3) quarters of each fiscal year of Borrower and as reported in the annual financial statements of Borrower provided to Agent pursuant to Section 7.4(d) hereof for the last quarter of each fiscal year of Borrower, in each case subject to adjustment based on prior period adjustments made pursuant to GAAP or other accounting adjustments disclosed by Borrower to Agent:

               Pricing Level                       Annualized EBITDA
               -------------                       -----------------
                     I                             Greater than $1,000,000

                    II                             Greater than $0 but
                                                   less than or equal to
                                                   $1,000,000

                    III                            Greater than or equal
                                                   to negative $1,000,000
                                                   but less than or equal
                                                   to $0

                    IV                             Less than negative $1,000,000

provided that if Borrower fails to deliver its financial statements as required by Sections 7.4(a) or 7.4(b) prior to the commencement of such Pricing Period, then until such financial statements are delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level IV.

        1.10 "Applicable Prime Rate Margin" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

              Applicable Pricing Level                       Margin
              ------------------------                       ------
                     I                                       0
                     II                                      0
                     III                                     25.00
                     IV                                      50.00


        1.11   "Assignee" has the meaning set forth in Section 11.6(c) hereof.

        1.12   "Assignment" has the meaning set forth in Section 11.6(c) hereof.

        1.13 "Assignment Agreement" has the meaning set forth in Section 11.6(c) hereof.

        1.14 "Authorized Representatives" means those officers and employees designated by Borrower on the most current Notice of Authorized Representatives delivered by Borrower to the Agent as being authorized to request any borrowing or make any interest rate selection on behalf of Borrower hereunder, or to give the Agent any other notice hereunder which is required by the terms hereof to be made through one of Borrower's Authorized Representatives.

        1.15 "Availability Reserves" shall mean, as of any date of determination, such amounts as the Agent may from time to time establish and revise in the exercise of the Agent's reasonable discretion from the perspective of a secured creditor reducing the amount of Revolving Advances and Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Agent in the exercise of the Agent's reasonable discretion from the perspective of a secured creditor do or reasonably could be expected to affect either (i) the Collateral or its value,
(ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interests and other rights of the Agent in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to the Lenders is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which the Agent determine in good faith constitutes a Default or Event of Default.

        1.16 "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        1.17 "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in San Francisco, California, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. dollar deposits in the London interbank eurocurrency market.

        1.18   "Cash Collateral Account" shall have the meaning set forth in
Section 5.1 hereof.

        1.19   "Cash Equivalents" means:

               (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America ("Government Securities") due within one year after the date of investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least A by Moody's Investors Service, Inc. or A by Standard & Poor's Corporation, in each case due within one year after the date of investment;

               (c) certificates of deposit issued by, deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by, any Lender or any other bank doing business in and incorporated under the laws of the United States of America or any state thereof whose deposits are insured through the Federal Deposit Insurance Corporation, or any successor thereto, and having on the date of such Investment combined capital, surplus and undivided profits of at least $1,000,000,000, in each case due within one year after the date of investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, banker's acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of any Lender or any other bank incorporated under the Laws of any juris diction outside the United States of America whose deposits in the United States of America are insured through the Federal Deposit Insurance Corporation, or any successor thereto, and having on the date of such Investment combined capital, surplus and undivided profits of at least $2,000,000,000, in each case due within one year after the date of investment; and

               (e) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof given on the date of such investment a credit rating of at least A-1 by Moody's Investors Service, Inc., P-1 by Standard & Poor's Corporation or the highest available rating of any other national rating agency acceptable to the Agent, in each case due within 270 days after the date of investment.

        1.20 "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling such Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

        1.21   "Closing Date" means the date of this Agreement.

        1.22 "Collateral" shall mean all the property in which Borrower or an Obligor grants or is required to grant to Lender a security interest or lien, as described in Section 4 hereof.

        1.23 "Default" means an Event of Default or an event or condition which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

        1.24 "EBITDA" means, for any fiscal period, earnings before interest and taxes, plus depreciation and amortization expense.

        1.25 "Eligible Inventory" shall mean Inventory owned by Borrower which is and remains acceptable to the Agent for lending purposes and is located at one of the addresses set forth in Schedule II to this Agreement; provided however, that if any such location is owned by a party other than Borrower, the Agent shall have obtained from the owner thereof an agreement relative to the Agent's rights with respect to such Inventory, in form and content satisfactory to the Agent; and provided further that in no event however shall Eligible Inventory include: (a) work-in-process; (b) inventory subject to a security interest or lien in favor of any person other than the Agent, except those permitted in this Agreement; and (c) inventory which is not subject to the first priority, valid and perfected security interest of the Agent. General criteria for Eligible Inventory may be established and revised from time to time by the Agent in the exercise of Agent's reasonable discretion from the perspective of a secured creditor. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

        1.26 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

        1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

        1.28 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 9.1 hereof.

        1.29 "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to the Agent on such day by three
(3) Federal funds brokers of recognized standing selected by the Agent).

        1.30 "Fixed Rate Term" means a period of one (1), two (2), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the Line of Credit bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may extend beyond the Line Maturity Date.

        1.31 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 7.10 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to the Agent prior to the date hereof.

        1.32 "General Intangibles" shall mean general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment).

        1.33 "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

        1.34 "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

        1.35   "Indemnitees" has the meaning set forth in Section 11.4 hereof.

        1.36 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to the Agent in connection with the preparation of this Agreement and the other Loan Documents and the financing arrangements provided for herein.

        1.37 "Initial Pricing Period" shall mean the period commencing on the Closing Date and ending on December 31, 1998.

        1.38 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

        1.39 "Landlord Waiver Reserve" means an Availability Reserve, to be imposed by the Agent commencing six (6) months after the date of this Agreement, in an amount equal to the greater of (i) three (3) months rent for each leased facility of Borrower for which Borrower has failed to provide Agent with a landlord waiver, in form and substance acceptable to Agent, executed by the lessor of such facility, or (ii) the amount of Borrower's delinquent rental obligations with respect to such facility, which reserve shall remain in effect until Borrower causes such an acceptable landlord waiver to be delivered to Agent.

        1.40 "Letters of Credit" shall mean commercial or standby letters of credit issued by the Agent, as agent on behalf of the Lenders, from time to time under the Line of Credit.

        1.41   "Letter of Credit Agreement" shall have the meaning set forth in
Section 2.2(c) hereof.

        1.42 "Letter of Credit Obligations" shall mean at any time, the aggregate amount available to be drawn, plus amounts drawn and not yet reimbursed, under Letters of Credit.

        1.43 "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:


                                       Base LIBOR
                   LIBOR =  -------------------------------
                            100% - LIBOR Reserve Percentage

        As used herein, (a) "Base LIBOR" shall mean the average of the rate per annum at which U.S. dollar deposits are offered to Wells Fargo in the London interbank eurocurrency market on the second Business Day prior to the commencement of a Fixed Rate Term at or about 11:00 A.M. (London time), for delivery on the first day of such Fixed Rate Term, for a term comparable to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term shall apply, and (b) "LIBOR Reserve Percentage" shall mean the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Wells Fargo for expected changes in such reserve percentage during the applicable Fixed Rate Term.

        1.44   "Line Maturity Date" means September 29, 2000.

        1.45 "Line of Credit" shall mean a revolving line of credit in a maximum principal amount not to exceed at any time the then Applicable Maximum Amount, under which the Lenders agree to make Revolving Advances and issue Letters of Credit, subject to the terms and conditions of this Agreement.

        1.46 "Line of Credit Note" means a promissory note executed by Borrower in favor of each Lender to evidence advances under the Line of Credit, substantially in the form of Exhibit B attached hereto.

        1.47 "Loan Documents" shall mean, collectively, this Agreement, the Line of Credit Notes, and all guarantees, security agreements, assignments, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.48 "Notice of Authorized Representatives" has the meaning set forth in Section 2.14 hereof.

        1.49 "Notice of Borrowing" has the meaning set forth in Section 2.4 hereof.

        1.50 "Notice of Conversion or Continuation" has the meaning set forth in Section 2.6(b) hereof.

        1.51 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Line of Credit or who is the owner of any property which is security for the Line of Credit, or any of them, other than Borrower.

        1.52   "Parent" means The Good Guys, Inc., a Delaware corporation.

        1.53 "Participant" has the meaning set forth in Section 11.6(b) hereof.

        1.54 "Permitted Liens" means: (a) liens and security interests held by the Agent; (b) liens for unpaid taxes that are not yet due and payable; (c) liens and security interests set forth on Schedule II attached hereto; (d) purchase money security interests and liens of lessors under capital leases (i) to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.10(b), (ii) so long as the security interest or lien only secures the purchase price of the asset and (iii) if such purchase money security interest is held by a flooring financer, so long as the holder of such security interest enters into an intercreditor agreement with Agent, in form and substance reasonably acceptable to Agent; (e) mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law; and (f) pledges or deposits made in the ordinary course of business to secure non-delinquent obligations existing under statutory requirements consisting of worker's compensation, unemployment insurance, and similar legislation.

        1.55 "Plan" means any defined employee pension benefit plan as defined in ERISA.

        1.56 "Pricing Period" means, as applicable, (a) the Initial Pricing Period, (b) the period commencing on each January 1 after the Initial Pricing Period and ending on the next following February 15, (c) the period commencing on each February 16 after the Initial Pricing Period and ending on the next following May 15, (d) the period commencing on each May 16 after the Initial Pricing Period and ending on the next following August 15, and (e) the period commencing on each August 16 after the Initial Pricing Period and ending on the next following December 31.

        1.57 "Prime Rate" means at any time the rate of interest most recently announced within Wells Fargo at its principal office in San Francisco as its Prime Rate, with the understanding that the the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate.

        1.58 "Proportionate Share" means, for each Lender, the dollar amount determined at any time by multiplying the percentage set forth opposite such Lender's name in Schedule I hereto by the amount of the Total Commitments at such time, and shall include, where the context so requires, the amount of all outstanding credit from such Lender to Borrower pursuant to this Agreement and the obligation of such Lender to make advances or otherwise extend credit up to such amount on the terms and conditions set forth herein.

        1.59 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

        1.60   "Register" has the meaning set forth in Section 11.6(d) hereof.

        1.61 "Required Lenders" means Lenders whose Proportionate Shares at any time equal or exceed sixty-six and two-thirds percent (66.66%) of the Total Commitments.

        1.62 "Revolving Advances" shall mean advances made by the Lenders to Borrower on a revolving basis under the Line of Credit as set forth in Section
2.1 hereof.

        1.63 "Rights to Payment" shall mean all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to the Agent, any Lender or any of their respective affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

        1.64 "Tangible Net Worth" shall mean, at any time, the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

        1.65   "Taxes" has the meaning set forth in Section 2.12(a) hereof.

        1.66 "Total Commitments" means, for all Lenders and at any time, the then aggregate amount of (a) the outstanding principal balance of the Line of Credit, and (b) the maximum undisbursed principal amount of the Line of Credit, after deducting the undrawn amount of each issued and outstanding Letter of Credit.

        1.67 "Value" shall mean, as determined by the Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.


SECTION 2.     CREDIT FACILITIES

        2.1    Line of Credit.

               (a) Lending Formula. Subject to and upon the terms and conditions contained herein, each Lender hereby severally agrees, on a pro rata basis, to make Revolving Advances (pursuant to Section 2.1 hereof) under the Line of Credit from time to time up to and including the Line Maturity Date in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the lesser of: (i) the then Applicable Maximum Amount; or (ii) the sum of:

                   (A) sixty percent (60%) of the Value of Eligible Inventory consisting of finished goods Inventory comprised of unopened products in original packages; plus

                   (B) forty percent (40%) of the Value of Eligible Inventory consisting of "open box" and floor sample Inventory; less

                   (C) any Availability Reserves.

               (b) Reduction of Lending Formula. The Agent may, in its reasonable discretion from the perspective of a secured lender, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula with respect to Eligible Inventory, or any category thereof, to the extent that the Agent determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect, or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

               (c) Overadvance. In the event that the outstanding amount of any component of the Revolving Advances, or the aggregate amount of the outstanding Revolving Advances and Letter of Credit Obligations, exceeds the amounts available under the lending formulas, the sublimits for Letters of Credit set forth in Section 2.2(b) or the then Applicable Maximum Amount, as the case may be, such event shall not limit, waive or otherwise affect any rights of the Agent in that circumstance or on any future occasions and Borrower shall, upon demand by the Agent, which may be made at any time or from time to time, immediately repay to the Lenders the entire amount of any such excess(es) for which payment is demanded.

               (d) Line of Credit Notes. Borrower's obligation to repay Revolving Advances made under the Line of Credit shall be evidenced by the Line of Credit Notes.

        2.2    Letters of Credit.

               (a) Issuance. Subject to, and upon the terms and conditions contained herein, at the request of Borrower, the Agent agrees from time to time during the term of this Agreement to issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to the Agent, provided however that no Letter of Credit shall have an expiration date beyond the Line Maturity Date.

               (b) Letter of Credit Sublimits. No Letters of Credit shall be issued unless, on the date of the proposed issuance of any Letter of Credit, the Revolving Advances available to Borrower (subject to the Applicable Maximum Amount and Availability Reserves) are equal to 100% of the face amount of such Letters of Credit, adjusted for reserves for foreign exchange, if applicable. Except in the Agent's and the Required Lenders' discretion, (i) the amount of all Letter of Credit Obligations shall not at any time exceed $5,000,000.00.

               (c) Letter of Credit Agreement. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid by the Agent under a Letter of Credit shall be deemed a Revolving Advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Revolving Advances; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by the Agent, or if Revolving Advances are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by the Agent to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Revolving Advances. In such event, Borrower agrees that the Agent, at the Agent's sole discretion, may debit Borrower's deposit account with the Agent for the amount of any such draft.

               (d) Appointment of the Agent. The Lenders hereby irrevocably appoint the Agent as their agent, and hereby authorize and direct the Agent for and on their behalf, to issue Letters of Credit and to honor drafts presented under Letters of Credit in accordance with the terms thereof. The interest of each Lender in each Letter of Credit shall be the percentage designated as its Proportionate Share in Schedule I hereto of the total amount of all Letters of Credit. If there are insufficient funds under the Line of Credit to pay any draft under a Letter of Credit, or if Borrower otherwise fails to reimburse the Agent for the full amount of any draft paid under any Letter of Credit pursuant to the terms of the Letter of Credit Agreement applicable thereto, each Lender shall, immediately on demand by the Agent, pay to the Agent, ratably according to such Lender's Proportionate Share in such Letter of Credit, the unreimbursed amount of such draft and all other sums then due under such Letter of Credit Agreement. Each such payment by a Lender shall be made in immediately available funds at Agent's Office on the date the Agent demands such payment, and shall bear interest from the date such amount is paid by the Agent to the date such amount is fully repaid by such Lender at rates equal to (i) the Federal Funds Rate during the period from the date such payment is due through the third Business Day thereafter, and (ii) thereafter, the Prime Rate in effect from time to time.

        2.3 Availability Reserves. All Revolving Advances and Letters of Credit otherwise available to Borrower pursuant to the lending formula(s) or sublimits, and subject to the Applicable Maximum Amount and other applicable limits hereunder shall be subject to the Agent's continuing right to establish and revise Availability Reserves.

        2.4 Notice of Borrowing. Borrower, through one of its Authorized Representatives, shall request each Revolving Advance under the Line of Credit by giving the Agent irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit C attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

               (a)  the principal amount of the requested borrowing;

               (b)  the proposed date of borrowing, which shall be a Business
        Day;

               (c) the interest rate option applicable to such borrowing; provided, however, in the case of LIBOR-based borrowings, (i) no Default or Event of Default shall exist at the time of any requested borrowing,
        (ii) Borrower may have outstanding not more than ten (10) LIBOR-based borrowings at any time and (iii) such borrowings shall be subject to the minimum dollar requirements set forth in Section 2.5(a)(ii) hereof ; and

               (d) if the amounts advanced will bear interest determined in relation to LIBOR, the length of the Fixed Rate Term applicable thereto.

Each such Notice of Borrowing must be received by the Agent not later than 11:00 a.m. on the Business Day of the date of borrowing if interest will be determined in relation to the Prime Rate, and (ii) at least three (3) Business Days prior to the date of borrowing if interest will be determined in relation to LIBOR; provided however, that the Agent will permit borrowing requests to be made by telephone only and on the same day if interest will be determined in relation to the Prime Rate. The Agent shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the disbursement or advance to be made by such Lender. Except for LIBOR-based advances, which shall be in the minimum amount and integral multiples specified in Section 2.5(a)(ii), each advance shall be in the minimum amount of $100,000 and in integral multiples of $10,000. All Revolving Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

        2.5    Interest/Fees.

               (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest in accordance with the following interest rate options, as designated by Borrower:

                    (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin;

                    (ii) at a fixed rate per annum determined by the Agent to be LIBOR in effect on the first day of a Fixed Rate Term plus the Applicable LIBOR Margin; provided however, that each LIBOR interest selection must be for a minimum amount of $1,000,000 and in integral multiples of $100,000.

               (b)  Intentionally Omitted.

               (c) Letter of Credit Fees. Borrower shall pay to the Agent, for the benefit of the Lenders, the following fees, each of which shall be non-refundable even if any Letter of Credit is terminated or canceled before its stated expiration date:

                    (i) fees upon the issuance of each Letter of Credit and upon the payment by the Agent of each draft under any Letter of Credit determined in accordance with the Agent's Commercial Finance Division's standard fees and charges in effect at the time any Letter of Credit is issued or any draft is paid; and

                    (ii) a fee equal to two percent (2.00%) per annum on the average daily amount available to be drawn during each month under outstanding Letters of Credit, which fee shall be due and payable on the first day of each month.

        The Agent will retain for its own account and benefit that portion of all Letter of Credit issuance fees and all Letter of Credit negotiation fees which equal the Agent's minimum charges then in effect for issuing Letters of Credit for the account of Borrower and for negotiating drafts for Borrower under Letters of Credit, as set forth on schedules from time to time delivered by the Agent to the Lenders. The balance of any such issuance and negotiation fees shall be divided among each Lender (including the Agent) on a pro rata basis in accordance with such Lender's ratable portion thereof, as set forth in Schedule I hereto. Borrower also shall pay to the Agent, for the Agent's sole use and benefit, upon the occurrence of any other activity with respect to any Letter of Credit, including without limitation the transfer, cancellation or amendment of any Letter of Credit, a fee determined in accordance with the Agent's standard fees and charges then in effect for such activity.

               (d) Agent's Fee. Borrower shall pay to the Agent, for the Agent's own account, the non-refundable agency fee in the amounts and at the times set forth in the Agent's Fee Letter.

               (e) Unused Line Fee. Borrower shall pay to the Agent, for the ratable benefit of the Lenders, on a monthly basis, an unused line fee for the Line of Credit equal to a rate per annum of one-eighth percent (.125%) of the amount by which the Applicable Maximum Amount exceeds the average daily principal balance of the outstanding Revolving Advances and Letter of Credit Obligations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Revolving Advances or Letter of Credit Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

               (f) Computation and Payment. Interest (and fees computed on a per annum basis) shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable on the first day of each month. When interest is determined in relation to the Prime Rate, each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Wells Fargo.

        2.6    Conversion of Interest Options.

               (a) Election. Subject to the minimum dollar requirements set forth in Section 2.5(a) hereof, (i) at any time any portion of the Line of Credit bears interest determined in relation to the Prime Rate, Borrower may convert all or any portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower, and (ii) at any time any portion of the Line of Credit bears interest determined in relation to LIBOR, Borrower may convert all or a portion thereof at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to LIBOR for a new Fixed Rate Term designated by Borrower. If Borrower has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for the amounts that were subject thereto.

               (b) Notice to the Agent. Borrower, through one of its Authorized Representatives, shall request each interest rate conversion or continuation by giving the Agent irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit D attached hereto (a "Notice of Conversion or Continuation"), which specifies, among other things:

                    (i) the principal amount which is the subject of such conversion or continuation;

                    (ii) the proposed date of such conversion or continuation, which shall be a Business Day;

                    (iii) and if such notice pertains to a LIBOR interest selection, the length of the applicable Fixed Rate Term.

        Any such Notice of Conversion or Continuation must be received by the Agent not later than 11:00 a.m. on the Business Day of the effective date of any Prime Rate interest selection, and (ii) at least three (3) Business Days prior to the effective date of any LIBOR interest selection; provided however, that the Agent will permit interest rate conversion or continuation requests to be made by telephone and on the same day for a Prime Rate interest selection. The Agent shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrower prior to the last day of any Fixed Rate Term of the automatic conversion of the amounts subject thereto to the Prime Rate interest option.

        2.7    Other Payment Terms.

               (a) Automatic Debit. The Agent may, and Borrower hereby authorizes the Agent to, debit any deposit account of Borrower with the Agent for all payments of principal, interest and fees as they become due on the Line of Credit. Should, for any reason whatsoever, the funds in any such deposit account be insufficient to pay all principal, interest and/or fees when due, Borrower shall, immediately upon demand, remit to the Agent the full amount of any such deficiency.

               (b) Place and Manner. Borrower shall make all payments due to each Lender under the Loan Documents by payment to the Agent at the Agent's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due. The Agent shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by the Agent for such Lender.

               (c) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (d) Default Interest. During the continuance of an Event of Default, the outstanding principal balance of the Line of Credit shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two (2.00) percentage points above the rate of interest from time to time applicable to the Line of Credit.

               (e) Application of Payments. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement and the other Loan Documents, second to accrued interest then due and payable under the Loan Documents, and finally to reduce the principal amount outstanding under the Line of Credit. If no Event of Default has occurred and is continuing, the Agent shall, subject to the preceding sentence, apply all payments to be applied to Borrower's obligations as directed by Borrower. If an Event of Default has occurred and is continuing or if Borrower fails to direct application, the Agent shall apply such payments as determined by it in its discretion.

               (f) Failure to Pay the Agent. Unless the Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to the

        Lenders hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to the Agent, such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate. A certificate of the Agent submitted to any Lender with respect to any amounts owing by such Lender under this Section 2.7(f) shall be presumptive evidence of such amounts.

        2.8    Intentionally Omitted.

        2.9    Funding.

               (a) Lender Funding and Disbursement. Each Lender shall, before 11:00 a.m. on the date of each borrowing under the Line of Credit make available to the Agent at Agent's Office, in same day or immediately available funds, such Lender's Proportionate Share thereof. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3 hereof, the Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower in writing, the Agent shall disburse the proceeds of each borrowing to Borrower by deposit to any demand deposit account maintained by Borrower with the Agent.

               (b) Lender Failure to Fund. Unless the Agent shall have received notice from a Lender on or prior to the date of any borrowing under the Line of Credit that such Lender will not make available to the Agent such Lender's Proportionate Share thereof, the Agent may assume that such Lender has made such portion available to the Agent on the date of such borrowing in accordance with Section 2.9(a) hereof, and the Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Lender does not make the amount of its Proportionate Share of any borrowing available to the Agent on the date of such borrowing, such Lender shall pay to the Agent, on demand, interest which shall accrue on such amount until made available to the Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such borrowing through the third Business Day thereafter, and (ii) thereafter, the Prime Rate in effect from time to time. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this
        Section 2.9(b) shall be presumptive evidence of such amounts.

               (c) Lenders' Obligations Several. The obligation of each Lender hereunder is several. The failure of any Lender to make available its Proportionate Share of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Proportionate Share to be funded by such other Lender.

        2.10   Pro Rata Treatment.

               (a) Borrowings. Except as otherwise provided herein, (i) each extension of credit under the Line of Credit shall be made or shared among the Lenders pro rata according to their respective Proportionate Shares in the Total Commitments, and (ii) each payment of principal of and interest or fees (other than the Agent's fees) on the Line of Credit shall be made or shared among the Lenders pro rata according to the respective unpaid principal amounts of the Total Commitments held by such Lenders.

               (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Line of Credit in excess of its ratable share of payments on account of the Line of Credit obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders sufficient participations in the Total Commitments as shall be necessary to cause the purchasing Lender's interest in the Total Commitments to be equivalent to the excess payment received; provided however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

        2.11   Change of Circumstances.

               (a) Inability to Determine Rate. If the Agent at any time shall determine that adequate and reasonable means do not exist for ascertaining LIBOR, or the Required Lenders shall determine at any time that LIBOR does not accurately reflect the cost to the Lenders of making or maintaining LIBOR interest rates hereunder, then the Agent shall give telephonic notice (promptly confirmed in writing) to Borrower and each Lender of such determination. If such notice is given and until such notice has been withdrawn in writing by the Agent, then no LIBOR interest option may be selected by Borrower and any portion of the Line of Credit which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate pursuant to the terms and conditions of this Agreement.

               (b) Illegality: Termination of Commitment. Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for any Lender (i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of the Lenders hereunder to make available such unlawful LIBOR interest rate shall forthwith be canceled, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall at the option of the Agent be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term. In the event any outstanding principal amount to which such LIBOR interest rate relates is converted to a lower rate in accordance with the foregoing terms and provisions, Borrower shall pay to each Lender immediately upon demand such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith.

               (c) Charges: Illegality. Upon the occurrence of any event described in Section 2.11(b) hereof, Borrower shall pay to each Lender, immediately upon demand, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, changes, penalties or other amounts payable by such Lender as a result thereof and which are attributable to LIBOR interest rates made available to Borrower hereunder. In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrower hereunder, any reasonable allocation made by any Lender among its operations shall be conclusive and binding upon Borrower.

               (d) Charges: Change of Law. If, after the date of this Agreement, any Change of Law:

                    (i) shall subject any Lender to any tax, duty or other charge with respect to any LIBOR interest rate, or shall change the basis of taxation of payments by Borrower to any Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of taxation on the overall net income of any Lender imposed by the jurisdiction of such Lender's incorporation or by any jurisdiction in which its Applicable Lending Office is located); or

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender; or

                      (iii)  shall impose on any Lender any other condition;

        and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any LIBOR interest rate hereunder or to reduce any amount receivable by such Lender in connection therewith, then Borrower shall, immediately upon demand, pay to such Lender such amount or amounts as may be necessary to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, delivered by such Lender to Borrower (which delivery shall be through the Agent) shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

               (e) Capital Requirements. If any Lender shall have determined that any Change of Law regarding capital adequacy which occurs after the Closing Date hereof has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Agent), Borrower shall pay to such Lender or such entity such additional amounts as shall compensate such Lender or such entity for such reduction. Any such request by a Lender under this Section 2.11(e) shall set forth the basis of the calculation of such additional amounts and shall, in the absence of manifest error, be conclusive and binding on Borrower for all purposes.

        2.12   Taxes on Payments.

               (a) Payments Free of Taxes. All payments made by Borrower under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes imposed on the Agent or any Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender under the Loan Documents, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all

        Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.12(a) shall survive the termination of this Agreement.

               (b) Withholding Exemption Certificates. Each Lender agrees that it will deliver to Borrower and the Agent, upon the reasonable request of Borrower or the Agent, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or
        (ii) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

        2.13 Funding Loss Indemnification. If Borrower shall (a) repay or prepay any portion of the Line of Credit which bears interest determined in relation to LIBOR on any day other than the last day of the Fixed Rate Term therefor (whether an optional prepayment, a mandatory prepayment, a payment upon acceleration or otherwise), (b) fail to borrow any such portion of the Line of Credit for which a Notice of Borrowing has been delivered to the Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), or (c) fail to convert or continue at the LIBOR interest option any portion of the Line of Credit in accordance with a Notice of Conversion or Continuation delivered to the Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by any Lender, reimburse such Lender and hold such Lender harmless for all costs and losses incurred by such Lender as a result of such repayment, prepayment or failure. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund any LIBOR portion of the Line of Credit. Each Lender demanding payment under this Section 2.13 shall deliver to the Agent for delivery to Borrower a certificate setting forth the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such loss for all purposes. The agreements in this Section 2.13 shall survive the termination of this Agreement.

        2.14 Authorized Representatives. On the Closing Date, and from time to time subsequent thereto at Borrower's option, Borrower shall deliver to the Agent a written notice in the form of Exhibit E attached hereto, which designates by name each of Borrower's Authorized Representatives and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives"). The Agent shall be entitled to rely conclusively on the authority of each officer or employee designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrower to the Agent, to request borrowings and select interest rate options hereunder, and to give to the Agent such other notices are as specified herein as being made through one of Borrower's Authorized Representatives, until such time as Borrower has delivered to the Agent, and the Agent has actual receipt of, a new written Notice of Authorized Representatives. Agent shall have no duty or obligation to Borrower to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other written notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

        2.15 Guaranties. All indebtedness of Borrower to Lenders arising under the Line of Credit shall be guaranteed by Parent as evidenced by and subject to the terms of a guaranty in form and substance satisfactory to the Agent.


SECTION 3.     CONDITIONS PRECEDENT

        3.1 Initial Credit. The obligation of the Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to the Agent's satisfaction of all of the following conditions:

               (a) Approval of the Agent's Counsel. All legal matters incidental to the extension of credit hereunder shall be satisfactory to counsel of the Agent.

               (b) Documentation. The Agent shall have received, in form and substance satisfactory to the Agent, each of the following, duly executed:

                   (i)    This Agreement.

                   (ii)   The Line of Credit Note(s).

                   (iii)  Security Agreements from Borrower and Parent.

                   (iv) Trademark Collateral Assignment Agreement(s) from Borrower and Parent.

                   (v) Such financing statements and fixture filings (Form UCC-1) from Borrower and Parent as the Agent may request.

                   (vi) One or more Letter of Credit Agreements, applications for letters of credit and related documents relating to the issuance of Letters of Credit as may be required by the Agent.

                   (vii)  A Continuing Guaranty from Parent.

                   (viii) With respect to each of Borrower and Parent, such documentation as the Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and Parent, its qualifications to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, the identity, authority and capacity of each responsible official thereof authorized to act on its behalf, including without limitation, copies of its certificate or articles of incorporation and amendments thereto certified by the applicable Secretary of State (or equivalent governmental official), bylaws and amendments thereto certified by a responsible official of such party, certificates of good standing and/or qualification to engage in business, certified copies of corporate resolutions, incumbency certificates, and the like.

                   (ix) Written evidence that Borrower's prior credit facilities with Bank of America National Trust and Savings Association and Union Bank of California, N.A. (collectively, the "Prior Lenders") have been or will be concurrently terminated and that all security interests and liens securing such credit facilities, if any, have been or will be concurrently terminated.

                   (x)    Notice of Authorized Representatives.

                   (xi) Such other documents as the Agent may require under any other Section of this Agreement.

               (c) Financial Condition. There shall have been no material adverse change from June 30, 1997, as determined by the Agent, in the financial condition or business of Borrower or any Obligor, nor any material decline, as determined by the Agent, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any Obligor.

               (d) Insurance. Borrower shall have delivered to the Agent evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to the Agent, and where required by the Agent, with loss payable endorsements in favor of Lender.

               (e) Appraisal. The Agent shall have obtained, at Borrower's cost, an orderly liquidation value appraisal of Borrower's Inventory issued by an appraiser acceptable to the Agent and in form, substance and reflecting values satisfactory to the Agent, in its discretion.

               (f) Security Interests. The Agent shall have received evidence, in form and substance satisfactory to the Agent, that the Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Line of Credit or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Loan Documents.

               (g) Field Review. The Agent shall have completed a field review of the Records and such other information with respect to the Collateral as the Agent may require to determine the amount of Revolving Advances available to Borrower, the results of which shall be satisfactory to the Agent.

               (h) Intentionally Omitted.

               (i) Cash Collateral Account. Borrower shall have executed and delivered such documents and agreements as the Agent shall require in connection with the Cash Collateral Account required by Section 5.1 hereof.

               (j) Opinion. The Agent shall have received, in form and substance satisfactory to the Agent, such opinion letters of counsel to Borrower with respect to the Loan Documents and such other matters as the Agent may request.

               (k) Fees and Expenses. Borrower shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

               (l) Availability. Borrower shall have a minimum of $40,000,000.00 of availability for Revolving Advances in addition to the amount paid or to be paid to the Prior Lenders to retire Borrower's lines of credit with the Prior Lenders and the amount paid or to be paid to bring all other obligations to a current status satisfactory to the Agent.

        3.2 Subsequent Credit. The obligation of the Lenders to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to the Agent's satisfaction of each of the following conditions:

               (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by the Lenders pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Default or Event of Default shall have occurred and be continuing or shall exist.

               (b) Documentation. The Agent shall have received all additional documents which may be required in connection with such extension of credit.


SECTION 4.     GRANT OF SECURITY INTEREST

        As security for all indebtedness of Borrower to the Lenders and the Agent pursuant to this Agreement, Borrower grants to the Agent, on behalf of itself and the Lenders, security interests of first priority in the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located: all Rights to Payment, Inventory, Equipment and Records, and all products and proceeds of any of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

        As security for the payment and performance of its obligations to the Lenders and the Agent under its Continuing Guaranty, Parent has granted to Agent, on behalf of itself and the Lenders, security interests of first priority in the property and interests in property of Parent described in the Security Agreement executed and delivered by Parent to Agent as required by Section 3.1(b)(iii) hereof.

        All of the foregoing shall be evidenced by and subject to the terms of such documents as the Agent shall reasonably require, all in form and substance satisfactory to the Agent. Borrower shall reimburse the Agent, immediately upon demand, for all costs and expenses incurred by the Agent in connection with any of the foregoing security, including without limitation filing and recording fees and costs of environmental studies, appraisals and audits.


SECTION 5.     COLLECTION AND ADMINISTRATION

        5.1    Cash Collateral Account.

               (a) Cash Collateral Account. Borrower shall, at Borrower's expense and in the manner requested by the Agent from time to time, direct that remittances and all other collections and proceeds of Accounts and other Collateral shall be deposited into an account maintained with the Agent in Borrower's name. In connection therewith, Borrower shall execute such account agreement(s) as the Agent shall require. Borrower shall maintain with the Agent, and Borrower hereby grants to the Agent, for the benefit of itself and the Lenders, a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account") and into which the proceeds of all Borrower's Rights to Payment shall be deposited promptly upon their receipt.

               (b) Calculations. For purposes of calculating interest on the Line of Credit, such payments or other funds received will be applied (conditional upon final collection) as a principal reduction on the Line of Credit zero (0) Business Days following the date of receipt by the Agent's Commercial Finance Division of the inter-branch advice of deposit that such payments or other funds have been deposited in the Cash Collateral Account. For purposes of calculating the amount of the Revolving Advances available to Borrower such payments will be applied (conditional upon final collection) to the Line of Credit on the Business Day of receipt by the Commercial Finance Division, if such advices are received within sufficient time (in accordance with the Agent's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Immediate Deposit. Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for the Agent and the Lenders, receive, as the property of the Agent and the Lenders, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to the Agent. In no event shall the same be commingled with Borrower's own funds.

        5.2 Statements. The Agent shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by the Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that the Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by the Agent. Until such time as the Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to the Lenders by Borrower.

        5.3 Payments. All amounts due under any of the Loan Documents shall be payable to the Cash Collateral Account as provided in Section 5.1 hereof or such other place as the Agent may designate from time to time. The Agent, on behalf of the Lenders, may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to the Line of Credit, whether or not then due, in such order and manner as the Agent determines. At the Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of Borrower's obligations to the Lenders under this Agreement, the Lenders are required to surrender or return such payment or proceeds to any person or entity for any reason, then the obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 5.3 shall remain effective notwithstanding any contrary action which may be taken by the Agent and the Lenders in reliance upon such payment or proceeds. This Section 5.3 shall survive the payment of Borrower's obligations under the Loan Documents and the termination of this Agreement.

        5.4 Use of Proceeds. Borrower shall use the initial proceeds of the Revolving Advances provided by the Lenders to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement order furnished by Borrower to the Agent on or about the date hereof; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents. All other Revolving Advances made or Letters of Credit provided by the Agent and the Lenders to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms of this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for the any other purpose which might cause any of the Revolving Advances to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


SECTION 6.     REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to the Agent and the Lenders, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to the Agent and the Lenders subject to this Agreement.

        6.1 Legal Status. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

        6.2 Authorization and Validity. The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

        6.3 No Violation. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

        6.4 No Claims. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any Governmental Authority, arbitrator, court or administrative agency which reasonably could be expected to have an adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to the Agent in the Information Certificate.

        6.5 Correctness of Financial Statement. The financial statement of Borrower dated June 30, 1997, heretofore delivered by Borrower to the Agent is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement delivered pursuant to Section 7.4(c), there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or encumbered any of its assets or properties except as disclosed by Borrower to the Agent in writing in the Information Certificate or as permitted by this Agreement.

        6.6 Income Tax Returns. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, which, if adversely determined, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or prospects of Borrower.

        6.7 No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

        6.8 Permits, Franchises. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and rights to all trademarks, trade names, if any, patents, and fictitious names necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

        6.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA; Borrower has not violated any provision of any Plan maintained or contributed to by Borrower; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

        6.10 Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, which default could reasonably be expected to have a material adverse effect on the prospect of Borrower's payment or performance of its obligations under any of the Loan Documents.

        6.11 Environmental Matters. Except as disclosed by Borrower to the Agent in writing prior to the date hereof, to Borrower's knowledge Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. To Borrower's knowledge, none of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

        6.12 Subsidiaries. Borrower owns no stock or equity interest in any corporation or other entity.

        6.13 Truth, Accuracy of Information. At the time furnished, all financial and other information furnished to the Agent or any Lender in connection with this Agreement is true and correct and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading, provided that the projections furnished to Lenders hereunder, in the business judgment of the officers of Borrower, fairly present the Borrower's good faith estimation of the projected financial performance of Borrower.

SECTION 7.     AFFIRMATIVE COVENANTS

        Borrower covenants that so long as the Lenders remain committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to the Lenders or the Agent under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless the Required Lenders shall otherwise consent in writing:

        7.1 Punctual Payments. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by the Agent the amount by which the outstanding principal balance of Revolving Advances and/or Letter of Credit Obligations at any time exceeds any limitation applicable thereto.

        7.2 Records and Premises. Maintain proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to Collateral and the business of Borrower in accordance with GAAP. From time to time as requested by the Agent, at the cost and expense of Borrower, allow the Agent or its designee complete access to all of Borrower's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and promptly furnish to the Agent such copies of such books and records or extracts therefrom as the Agent may reasonably request, and allow the Agent during normal business hours to use such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing, and if an Event of Default exists or has occurred and is continuing, for the collection of Accounts and realization of other Collateral.

        7.3 Collateral Reporting. Borrower shall provide the Agent with the following documents in a form satisfactory to the Agent:

               (a) on or before the tenth (10th) day after and as of the end of each month, (or more frequently as the Agent may request), (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable,

               (b) upon the Agent's reasonable request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

               (c) upon the Agent's request, Borrower shall, at its expense, no more than once in any eighteen (18) month period, but at any time or times as the Agent may request on or after an Event of Default, deliver or cause to be delivered to the Agent written reports or appraisals as to the Collateral in form, scope and methodology acceptable to the Agent and by an appraiser acceptable to the Agent, addressed to the Agent and the Lenders or upon which the Agent and the Lenders are expressly permitted to rely; and

               (d) such other reports as to the Collateral as the Agent shall reasonably request from time to time. If any of Borrower's records of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to the Agent and to follow the Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

        7.4 Financial Statements. Provide to the Agent all of the following, in form and detail satisfactory to the Agent:

               (a) not later than ninety (90) days after and as of the end of each fiscal year, an unqualified, audited consolidated financial statement of Parent, prepared in accordance with GAAP, consistently applied, by a certified public accountant acceptable to the Agent, to include balance sheet, income statement and statement of cash flow;

               (b) not later than the forty-five (45) days after and as of the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year), a consolidated financial statement of Parent, prepared in accordance with all GAAP, consistently applied, by Parent, to include balance sheet, income statement and statement of cash flow for such fiscal quarter and for a portion of the fiscal year ended with such fiscal quarter, as the case may be;

               (c) not later than thirty (30) days after and as of the end of each fiscal month (other than the third fiscal month of any fiscal quarter), a consolidated financial statement of Parent, prepared in accordance with GAAP, consistently applied, by Parent, to include balance sheet, income statement and statement of cash flow;

               (d) promptly after the same are available, and in any event within fifteen (15) days after filing with the Securities and Exchange Commission, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (including without limitation Parent's periodic Form 10-Q statements), and not otherwise required to be delivered to the Agent pursuant to other provisions of this Section 7.4;

               (e) on or before the last day of each fiscal quarter, Borrower's detailed projection by month for the remainder of the applicable fiscal year, to include balance sheets, income statements and statements of cash flow;

               (f) within five (5) days of the release thereof, copies of all press releases, public statements and filings with any Governmental Authority, whether by Borrower or Parent;

               (g) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that the financial statements delivered pursuant thereto fairly present the financial condition of Borrower and that there exists no Default or Event of Default;

               (h) as soon as practicable and in any event by 45 days after the last day of each fiscal year of Borrower, a plan and financial forecast for Borrower's next succeeding fiscal year including, without limitation, (A) a forecasted balance sheet, statement of income and statement of cash flows for such fiscal year, (B) forecasted balance sheets, statements of income and statements of cash flows for each fiscal month of such fiscal year; and

               (i) from time to time such other information as the Agent or any Lender may reasonably request, which may include, without limitation, budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower and/or Parent.

Borrower's delivery to the Agent of the consolidated financial statements of Parent required by clause (a) through (c) above shall constitute Borrower's representation and warranty to the Agent and Lenders that the result of operation and the capitalization of Parent are immaterial in relation to the consolidated results of operation and capitalization of Borrower and Parent.

        7.5 Compliance. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to Borrower or its business.

        7.6 Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to the Agent, and deliver to the Agent and the Lenders from time to time at the Agent's request schedules setting forth all insurance then in effect. Upon the occurrence and continuation of a Default or an Event of Default, at its option, the Agent may apply, for the ratable benefit of the Lenders, any insurance proceeds received by the Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Borrower's Obligations to the Agent and the Lenders under this Agreement, whether or not then due, in any order and in such manner as the Agent may determine or hold such proceeds as cash collateral for such Obligations.

        7.7 Facilities. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replace ments thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

        7.8 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation, Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to the Agent's reasonable satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

        7.9 Litigation. Promptly give notice in writing to the Agent of any litigation pending or threatened in writing against Borrower or Parent with a claim in excess of $250,000.

        7.10 Financial Condition. Maintain Borrower's financial condition as follows:

               (a) Tangible Net Worth not at any time less than $95,000,000.00, with Tangible Net Worth to be measured as of the end of each fiscal quarter of Borrower.

               (b) Capital expenditures, (including without limitation expenditures for the acquisition of store furniture and fixtures), inclusive of capitalized lease expenditures, not greater than $30,000,000.00 in any fiscal year.

        7.11 Notice to Agent. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to the Agent in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; and (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any loss through liability or property damage, or through fire, theft or any other cause affecting property of Borrower having a fair market value in excess of $250,000. Provide not less than thirty
(30) days prior written notice to the Agent of any change in the name or the organizational structure of Borrower or Parent.

        7.12 Further Assurances. At the request of the Agent at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. The Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Revolving Advances and issuing Letters of Credit contained herein are satisfied. In the event of such request by the Agent, the Lenders may, at their option, cease to make any further Revolving Advances or provide any further Letters of Credit until the Agent has received such certificate and, in addition, the Agent has determined that such conditions are satisfied, provided that the Agent shall review any such officer's certificate and make its determination whether or not such conditions are satisfied promptly and in any event within three (3) Business Days after the Agent's receipt of such certificate. Where permitted by law, Borrower hereby authorizes the Agent to execute and file one or more UCC financing statements signed only by the Agent.

        7.13 Syndication Efforts. Without in any way limiting the generality of Section 7.12 hereof, at the request of the Agent at any time and from time to time, and at Borrower 's expense, cooperate with the Agent in the Agent's efforts, if any, to syndicate the credit facilities provided under this Agreement. Such cooperation might include making management of Borrower available (upon reasonable notice and during normal business hours) to participate in bank meetings, answer questions, provide reasonable additional financial and other information, and to otherwise be actively involved in the Agent's syndication efforts.

        7.14 Other Documents. Within six (6) months after the Closing Date, Borrower shall deliver, or cause to be delivered, to the Agent in form and substance satisfactory to the Agent, all consents, waivers, acknowledgments and other agreements from third persons which the Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including without limitation, acknowledgments by lessors, mortgagees and warehousemen of the Agent's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting the Agent access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral. Notwithstanding the preceding sentence, so long as Borrower has caused the lessor of its Hayward, California warehouse to execute and deliver to the Agent a landlord waiver in form and substance acceptable to the Agent within six (6) months after the Closing Date, Borrower shall not be in breach of this Section
7.14 if it fails to cause the lessors of all of its other leased facilities to execute acceptable landlord waivers in favor of the Agent within six (6) months after the Closing Date, it being understood that the Agent's sole remedy in such event shall be to impose a Landlord Waiver Reserve against borrowing availability under the Line of Credit with respect to each leased facility for which such an acceptable landlord waiver has not been obtained.

        7.15 Projections. Within forty-five (45) days after the Closing Date, Borrower shall deliver, or cause to be delivered, to the Agent a detailed projection for the remainder of Borrower's fiscal year ending September 30, 1998, prepared by Borrower in form and substance satisfactory to the Agent, which projection shall include, without limitation, forecasted balance sheets, income statements and statements of cash flow on a monthly basis.


SECTION 8.     NEGATIVE COVENANTS

        Borrower further covenants that so long as the Lenders remain committed to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to the Lenders or the Agent under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, without prior written consent of the Required Lenders:

        8.1 Other Indebtedness. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to the Lenders and the Agent under any of the Loan Documents, (b) leasing transactions in the ordinary course of business within the capital expenditures limitation of Section 7.10(b) hereof, (c) indebtedness secured by Permitted Liens described in clauses (c) and
(d) (i) and (ii) of the definition of "Permitted Liens," (d) inventory flooring financing provided that if such flooring financing is secured by any assets of Borrower, the flooring financer shall have entered into an intercreditor agreement with Agent, in form and substance reasonably acceptable to Agent, and (e) any other liabilities of Borrower existing as of, and disclosed to the Agent in writing prior to, the date hereof.

        8.2 Merger, Consolidation, Transfer of Assets. Merge into or consolidate with any corporation or other entity; make any substantial change in the conduct or nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business.

        8.3 Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except as disclosed in the Information Certificate.

        8.4 Loans, Advances, Investments. Make any loans or advances to or investments in any person or entity, except advances to employees in the ordinary course of business not to exceed $200,000 outstanding at any time and investments in Cash Equivalents.

        8.5 Dividends, Distributions. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

        8.6 Pledge of Assets. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except any of the foregoing required by any of the Loan Documents, except for Permitted Liens and except as set forth in the Information Certificate.

        8.7    New Collateral Location. Open any new location unless Borrower
(a) gives the Agent thirty (30) days prior written notice of the intended opening of any such new location, and (b) executes and delivers, or causes to be executed and delivered, to the Agent such agreements, documents, and instruments as the Agent may deem reasonably necessary or desirable to protect the Agent's interests in the Collateral at such location, including without limitation, UCC-1 financing statements.

        8.8    Change Fiscal Year.  Change its fiscal year.


SECTION 9.     EVENTS OF DEFAULT

        9.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

               (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

               (b) Any financial statement or certificate (including the Information Certificate) furnished to the Agent or any Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

               (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement, provided that no such default (other than a default under Section 9.1(a), 9.1(b) or (g)) shall constitute an Event of Default hereunder if such default (i) is curable, (ii) was not known to Borrower and concealed from the Agent and Lenders, and (iii) is cured within thirty
        (30) days after written notice to Borrower by the Agent or any Lender of the occurrence of such default.

               (d) Subject to applicable grace periods, if any, contained therein, any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Obligor has incurred any debt or other liability to any person or entity, including any Lender or the Agent, and, if the debt or other liability is owed to a party other than any Lender or the Agent, the amount thereof exceeds $250,000 and such default entitles the holder to accelerate the maturity thereof.

               (e) Any default in the payment or performance of any obligation and the expiration of any notice or grace period, or any defined event of default, under any of the Loan Documents other than this Agreement.

               (f) The filing of a notice of judgment lien against Borrower or any Obligor; or the recording of any abstract of judgment against Borrower or any Obligor in any county in which Borrower or such Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Obligor; or the entry of a judgment against Borrower or any Obligor; and with respect to any of the foregoing, the amount in dispute is in excess of $250,000.

               (g) Borrower or any Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Obligor and not stayed or dismissed within sixty (60) days, or Borrower or any Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

               (h) The dissolution or liquidation of Borrower or any Obligor; or Borrower, or any of the directors, stockholders or members of Borrower or the directors of Guarantor, shall take action seeking to effect the dissolution or liquidation of Borrower; or any Obligor, or any of the directors of such Obligor, shall take action seeking to effect the dissolution or liquidation of such Obligor.

               (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower.

               (j) Any Obligor revokes or terminates (or attempts or purports to revoke or terminate) its guarantee, endorsement or other agreement in favor of the Agent or any Lender. Any creditor of Borrower which has executed a subordination in favor of the Agent and the Lenders revokes or terminates (or attempts or purports to revoke or terminate) such subordination.

               (k) The indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor.

        9.2 Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 9.1(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrower, (a) terminate the obligations of the Lenders to extend any further credit under any of the Loan Documents, and/or (b) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence or existence of any Event of Default described in
Section 9.1(g) hereof, immediately and without notice, (i) the obligations, if any, of the Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (ii) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Agent may exercise any other right, power or remedy granted to it or the Lenders under any Loan Document or permitted to it or the Lenders by law, either by suit in equity or by action at law, or both. Immediately after taking any action under this Section 9.2, the Agent shall notify each Lender of such action.


SECTION 10.    THE AGENT

        10.1 Authorization And Action. Each Lender hereby irrevocably appoints Wells Fargo as Agent and authorizes the Agent to act as its agent under the Loan Documents, and to take such actions on such Lender's behalf and to exercise such powers and perform such duties under the Loan Documents as are expressly delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Agent. Notwithstanding anything to the contrary contained herein, the Agent shall not be required to take any action which is contrary to any Loan Document or applicable law. Neither the Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower contained in any Loan Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or the Collateral or for any failure by Borrower to perform its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible to any Lender for any action taken or omitted to be taken by it or them under any Loan Document or in connection therewith, except for its or their own gross negligence or wilful misconduct. Except as otherwise provided under this Agreement, the Agent shall take such action with respect to the Loan Documents as shall be directed by the Required Lenders.

        10.2 Reliance by the Agent. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy, or telex) or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Agent with reasonable care. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

        10.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received a notice from a Lender or Borrower referring to this Agreement, describing such Default and expressly stating that such notice is a "notice of default". If the Agent receives such notice of the occurrence of a Default, Agent shall promptly give notice thereof to the Lenders. The Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

        10.4 Indemnification. Without limiting the obligations of Borrower hereunder, each Lender agrees to indemnify the Agent, ratably in accordance with its Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including at any time following payment of such obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents or any action taken or omitted by the Agent under or in connection herewith or therewith; provided however, that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly on demand for its ratable share of any amounts payable but not paid by Borrower under Section 11.3 hereof. The Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The agreements in this Section 10.4 shall survive the payment of Borrower's obligations hereunder.

        10.5 Non-Reliance on Agent. Each Lender represents that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the financial condition and affairs of Borrower and decision to enter into this Agreement. Each Lender agrees that such Lender will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each Lender acknowledges that the Agent has not made any representation or warranty to it with respect to the financial condition or affairs of Borrower, any Loan Document or any Collateral, and that no act by the Agent hereafter, including any review of any of such matters, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Neither the Agent nor any Lender shall be required to keep informed as to the performance or observance by Borrower of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, neither the Agent nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower, which may come into the possession of the Agent or such Lender, or any of its or their affiliates.

        10.6 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving thirty (30) days' written notice thereof to the Lenders, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank having a combined capital, surplus and retained earnings of not less than U.S. $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

        10.7 Execution of Loan Documents. The Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Loan Documents to which the Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Agent contained in the Loan Documents.

        10.8 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from, own securities of and generally engage in any kind of business with Borrower, as though the Agent were not the Agent hereunder, without any duty to give notice thereof or account therefor to any Lender. Wells Fargo as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" or "Lenders" shall include Wells Fargo in each such capacity.


SECTION 11.    TERM OF AGREEMENT AND MISCELLANEOUS

        11.1   Term.

               (a) Maturity Date. This Agreement and the other Loan Documents shall become effective as of the Closing Date and shall continue in full force and effect for a term ending on the Line Maturity Date. Upon the date of termination of the Loan Documents, Borrower shall pay to the Agent for the benefit of the Lenders, in full, all outstanding and unpaid obligations under this Agreement and the other Loan Documents and shall furnish cash collateral to the Agent in such amounts as the Agent determines are reasonably necessary to secure the Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the obligations and/or as to which the Lenders and the Agent have not yet received final and indefeasible payment. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by the Agent are received in such bank account later than 12:00 noon, California time.

               (b) Continuing Obligations. No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Borrower's obligations under this Agreement and the other Loan Documents have been fully and finally discharged and paid, and the Agent's continuing security interest in the Collateral and the rights and remedies of the Agent and the Lenders hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid.

               (c) Early Termination Fee. If for any reason (other than as set forth in Section 11.1(d)) this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders' lost profits as a result thereof, Borrower agrees to pay to the Agent, for ratable benefit of the Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                Amount                               Period
                ------                               ------
              (i)   $1,687,500                       Closing Date to and including
                                                     September 29, 1998.

             (ii)   $1,125,000                       First anniversary date hereof to and
                                                     including September 29, 1999.

            (iii)   $562,500                         Second anniversary date hereof to and
                                                     including the Line Maturity Date.

        Such early termination fee shall be presumed to be the amount of damages sustained by the Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

               (d) No Early Termination Fee. Borrower shall have no obligation to pay to Agent, in respect only of Wells Fargo's Proportionate Share of the Total Commitments, any early termination fee if a group or division of Wells Fargo, or an affiliate of Wells Fargo extends credit to Borrower, which credit refinances and/or replaces in full the credit facilities granted under this Agreement. In addition, Borrower shall have no obligation to pay to the Agent, in respect of any Lender's Proportionate Share of the Total Commitments, any early termination fee in connection with Borrower's termination of this Agreement in consequence of, and within six (6) months after, (i) the Agent's modification of the general criteria for Eligible Inventory, (ii) the Agent's imposition of any Availability Reserve or (iii) the Agent's reduction of the lending formula with respect to Eligible Inventory pursuant to Section 2.1(b) hereof.


        11.2 Notices. Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing, addressed to the Agent and each Lender at its address or telecopy number set forth as the "Address for Notices" for the Agent or such Lender in Schedule I hereto, and addressed to Borrower at the following address or telecopy number:

        BORROWER:            THE GOOD GUYS - CALIFORNIA, INC.
                             7000 Marina Boulevard
                             Brisbane, California  94005
                             Attn: Chief Financial Officer
                             Telecopier: (650) 615-6290
or to such other address or telecopy number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery;
(b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        11.3 Costs, Expenses and Attorneys' Fees. Borrower shall pay immediately upon demand: (a) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent in connection with the preparation, review, execution and delivery of, and the exercise of its duties under, this Agreement and the other Loan Documents, and the preparation of amendments and waivers hereunder and thereunder; (b) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent and/or the Lenders in connection with the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of any rights or remedies of the Agent and/or the Lenders under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring relating to this Agreement, the Line of Credit, or any bankruptcy or insolvency case involving Borrower; and (c) all reasonable costs, fees and expenses incurred by the Agent for appraisals, audits, environmental inspections and reviews, searches and filings in connection with any of the foregoing. As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses the Agent's (or any Lender's, if applicable) in-house legal counsel and staff, and "reasonable costs, fees and expenses" shall include, without limitation, allocable costs, fees and expenses of the Agent's (or any Lender's, if applicable) internal appraisal, audit, environmental and other similar services.

        11.4 Indemnification. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless each of the Lenders, the Agent, their respective affiliates and each of their respective past and present officers, directors, shareholders, employees, agents, attorneys and affiliates, together with their respective heirs, beneficiaries, executors, administrators, trustees, predecessors, successors and assigns (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to this Agreement, any other Loan Document, including without limitation any use by Borrower of any proceeds of the Line of Credit, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Agent or any Lender believes is covered by this indemnity, the Agent or such Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to the Agent or such Lender, as the case may be. The Agent or such Lender may also require Borrower to defend the matter. Any failure or delay of the Agent or any Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section 11.4 but shall reduce such obligations to the extent of any increase in those obligations caused solely by a failure or delay in providing such notice. The obligations of Borrower under this Section 11.4 shall survive the payment in full and performance of all Borrower's obligations to the Lenders and the Agent.

        11.5 Waivers, Amendments. Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by the Agent with written consent of the Required Lenders), Borrower and any other party thereto; provided however, that any amendment, waiver or consent which affects the rights or duties of the Agent must be in writing and be signed also by the Agent; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all the Lenders (or by the Agent with the written consent of all the Lenders):

               (a) increases the maximum principal amount available under the Line of Credit;

               (b)  extends the Line Maturity Date;

               (c) reduces the principal of, or interest (including default rate interest) on, the Line of Credit or any fees or other amounts payable for the account of the Lenders hereunder;

               (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, the Line of Credit or any fees or other amounts payable for the account of the Lenders hereunder;

               (e)  waives or amends this Section 11.5;

               (f) amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of the Lenders;

               (g) results in a release of any material part of the Collateral (other than as described in Section 11.14); or

               (h) increases or decreases the Proportionate Share of any Lender in the Total Commitments (other than through an assignment under Section
        11.6 hereof).

Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        11.6   Successors and Assigns.

               (a) Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agent, all future holders of the Line of Credit Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of the Agent and each Lender. All references in this Agreement to any person or entity shall be deemed to include all successors and assigns of such person or entity.

               (b) Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in the Line of Credit owing to such Lender, any Line of Credit Note held by such Lender, or any other interest of such Lender under this Agreement and the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Line of Credit Note for all purposes under this Agreement, and (iv) Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Participants shall have no rights under this Agreement or any other Loan Document except as provided below. No Lender shall sell any participating interest under which the Participant shall have any rights to vote on any amendment or waiver of this Agreement or any other Loan Document; provided however, that any agreement pursuant to which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree in writing to any amendment of a type specified in Section 11.5 hereof. No agreement pursuant to which any Lender sells a participating interest to a Participant other than a Lender may permit the participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest. Borrower agrees that if amounts outstanding under this Agreement and the other Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Documents; provided however, that such rights of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 2.10(b) hereof. Borrower also agrees that any Lender which has transferred all or part of its interests in the Line of Credit to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11 and 2.13 hereof, as if such Lender had not made such transfer.

               (c) Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell and assign to any Lender, any affiliate of a Lender or any other bank or financial institution (individually, an "Assignee") all or any portion of its rights and obligations under this Agreement and the other Loan Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an Assignment and Assumption Agreement in the form of Exhibit F attached hereto (an "Assignment Agreement"), executed by each Assignee and such assignor Lender (an "Assignor") and delivered to the Agent for its acceptance and recording in the Register; provided however, that:

                    (i) each Assignment shall be in a minimum amount of $5,000,000; and

                    (ii) without the written consents of Borrower and the Agent, which consents shall not be unreasonably withheld, no Lender may make any Assignment to any Assignee which is not, immediately prior to such Assignment, a Lender hereunder or an affiliate thereof; provided however, that the consent of Borrower to any such Assignment shall not be required if an Event of Default shall have occurred and remain in effect.

        Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the effective date set forth therein, (A) each Assignee thereunder shall be a Lender hereunder with a Proportionate Share as set forth in Section 1 of such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Loan Documents, and (B) the Assignor thereunder shall be a Lender with a Proportionate Share as set forth in Section 1 of such Assignment Agreement, or, if the Proportionate Share of the Assignor has been reduced to 0%, the Assignor shall cease to be a Lender; provided however, that each Assignor shall nevertheless be entitled to the indemnification rights contained in
        Section 11.4 hereof for any events, acts or omissions occurring before the effective date of its Assignment. Each Assignment Agreement shall be deemed to amend Schedule I hereto to the extent necessary to reflect the addition of each Assignee and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee of all or a portion of the rights and obligations of an Assignor under this Agreement and the other Loan Documents. On or prior to the effective date of any Assignment, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Line of Credit Note of the Assignor thereunder, a new Line of Credit Note to the order of the Assignee thereunder (with each new Line of Credit Note to be in an amount equal to the commitment assumed by such Assignee) and, if the Assignor has retained a commitment hereunder, a new Line of Credit Note to the order of the Assignor (with the new Line of Credit Note to be in an amount equal to the commitment retained by the Assignor), and otherwise in the form of the Line of Credit Note replaced thereby. Any

        Line of Credit Note surrendered by the Assignor shall be returned by the Agent to Borrower marked "Exchanged".

               (d) Register. The Agent shall maintain at Agent's Office a copy of each Assignment Agreement delivered to and accepted by the Agent and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Proportionate Shares of each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Agent and the Lenders may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate of a Lender, by Borrower (if applicable pursuant to Section 11.6(c)(ii)) and the Agent) together with payment by such Assignee to the Agent of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Borrower. The Agent may, from time to time at its election, prepare and deliver to the Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Lenders then parties hereto.

               (f) Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclo sure: (a) to other Lenders; (b) to legal counsel and accountants for Borrower or any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has been informed in advance of the confidential nature of such information; (d) to regulatory officials having jurisdiction over that Lender; (e) as required by law or legal process or in connection with any legal proceeding or litigation involving that Lender and Borrower or any affiliate of Borrower; and (f) to another financial institution in connection with a dis position or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Line of Credit Note, provided that the recipient has been informed in advance of the confidential nature of such information and has agreed with such Lender to keep such confidential information in confidence in accordance with the terms hereof. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Authority and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any third party not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section 11.6. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Agent or the Lenders to Borrower.

        11.7 Setoff. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Agent but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender, any amount owing from such Lender to Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, Borrower hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of Borrower then or thereafter maintained with such Lender, subject in each case to
Section 2.10(b) hereof. The aforesaid right of set-off may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of a Default or Event of Default. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        11.8 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to the Agent or any Lender.

        11.9 Entire Agreement; Conflicts; Amendment. This Agreement and the other Loan Documents constitute the entire agreement among Borrower, the Agent and Lenders with respect to the Line of Credit and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. In the event of any actual irreconcilable conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. This Agreement may be amended or modified only in writing signed by each party hereto.

        11.10 No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

        11.11 Time. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

        11.12 Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        11.14 Sale/Leasebacks - Release of Collateral. Agent will, and each Lender hereby instructs Agent to, release Agent's security interest in any item of Equipment to facilitate Borrower's receipt of financing on the basis of such Equipment pursuant to a sale/leaseback or similar financing transaction provided that (a) such sale/leaseback or other transaction constitutes a capital expenditure permitted pursuant to Section 7.10(b ) and (b) no Event of Default or event which with the passage of time, the giving of notice, or both, would constitute an Event Default, shall have occurred and be continuing..

        11.15  Arbitration.

               (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

               (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

               (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

               (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

               (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and
        (2) whether the conclusions of law are erroneous under the substantive law of the State of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of California.

               (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

               (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

        11.16 Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


THE GOOD GUYS - CALIFORNIA, INC.,      WELLS FARGO BANK NATIONAL
a California corporation               ASSOCIATION, as the Agent and as a Lender


By:                                    By:
   -------------------------------        --------------------------------
Title:                                 Title:
      ----------------------------           -----------------------------

                                   SCHEDULE I



1.   LENDERS:                             PROPORTIONATE SHARES:
     -------                              --------------------
WELLS FARGO BANK,                                  100%
 NATIONAL ASSOCIATION

Applicable Lending Office:

  Wells Fargo Bank,
   National Association
  245 S. Los Robles Avenue, Suite 600
   Pasadena, California  91101

Address for Notices:

  Wells Fargo Bank,
   National Association
  245 S. Los Robles Avenue, Suite 600
  Pasadena, California  91101
  Attn:  Good Guys Account Officer
  Telephone:  (626) 685-9900
  Telecopier: (626) 844-9063

Wiring Instructions:

  Wells Fargo Bank,
   National Association
  Commercial Banking Loan Center
  SR-703
  ABA 121000248
  Account No. 2712-507201
  Ref:  Commercial Finance Division - The Good Guys

2.   AGENT'S OFFICE:
     ---------------
  Wells Fargo Bank,
   National Association
  245 S. Los Robles Avenue, Suite 600
  Pasadena, California  91101
  Attn:  Good Guys Account Officer
  Telephone:  (626) 685-9900
  Telecopier:  (626) 844-9063